Exhibit 99.1

John P. Sganga Appointed Chair of the Board of Directors and
Chief Executive Officer of Optimus Healthcare Services, Inc.

NEW YORK, NY/ ACCESSWIRE – September 12, 2022 – Optimus Healthcare Services, Inc. (OTC: OHCS) announced today that John P. Sganga, currently President and Chief Executive Officer of Optimus’ portfolio company, Clinical Research Alliance (CRA), has been named Chair of the Board of Directors and Chief Executive Officer of Optimus. Mr. Sganga brings more than 35 years of healthcare leadership and experience to Optimus. Mr. Sganga founded Innovatix & Essensa (I&E), a for profit division of the Greater New York Hospital Association (GNYHA) and, in his capacity as President and CEO, Mr. Sganga transformed a regional post-acute group purchasing organization into a national, preeminent organization with contract sales exceeding $9 billion. In 2016, I&E was sold to Premier Inc., (NASDAQ:PINC), which was the largest asset sale in the history of the GNYHA. Mr. Sganga remained with Premier for four years, leading Premier’s growth in the post-acute market, with contract sales exceeding $22 billion per annum.

After departing Premier, Mr. Sganga joined Google X as a Senior Advisor to Project Chorus. In this role Mr. Sganga is leading the development and commercialization of Google’s technology in the healthcare acute care marketplace.

Mr. Sganga is a board member of Pandion Health and White Plains Hospital. Mr. Sganga holds a Master’s degree in Health Services Management/Finance from the Wagner School of Public Service at New York University.

“As Optimus accelerates activities consistent with our mission to acquire or develop businesses that provide better outcomes for patients and improve efficiencies for healthcare providers, the board and management have focused on organizing and aligning company leadership and assets to better support that mission,” said Marc Weiner, President of Optimus. “John’s decades of healthcare and executive experience will be invaluable to Optimus. That experience will enhance and expedite our planned growth and his years of leadership will more easily allow us to meet our goals.” “Since joining the Optimus team as CRA’s President and Chief Executive Officer earlier this year, I have found an organization that, from top to bottom, is committed to building Optimus the “right way,” said Sganga. “I am confident in the ability of my colleagues on the executive team and on the Board of Directors to execute Optimus’ vision in the short and long term.”

OTHER BOARD AND MANAGEMENT CHANGES

Phil Scala has resigned as Chair of the Board of Directors of Optimus and will continue to serve as a director, Michael Pruitt has resigned from the Optimus Board, and Marc Wiener has assumed the role of President of Optimus, replacing Dan Cohen. “On behalf of the entire Optimus family, I extend our thanks to Phil Scala for his leadership as Chair of the Board over the past year, and for Mike Pruitt’s service as director”, added Weiner.

About Optimus

Optimus Healthcare Services, Inc. is focused on creating a network of innovative healthcare companies that advance clinical research and disease management, provides access to vaccines and pharmaceuticals, and improves physician/patient interactions.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forwardlooking statements are not a guarantee of future actions or performance. These forward-looking statements are based on information currently available to Optimus and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning Optimus’s business are described in Periodic and Current Reports filed with the OTCIQ and the SEC. Optimus is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Cliff Saffron

Chief Financial Officer and General Counsel

csaffron@theoptimushealthcare.com

516-806-4201